UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2018

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey		07901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 1, 2018, Celgene Corporation (the “Company”) appointed Dr. Alise Reicin as its President, Global Clinical Development.

Dr. Reicin joins Celgene from EMD Serono, the biopharmaceutical business of Merck KGaA, Darmstadt, Germany where she served as Senior Vice President and Head of Global Clinical Development in Research and Development (R&D) from May 2015 until October 2018. Prior to joining EMD Serono, from March 2011 to May 2015, Dr. Reicin served as Vice President, Project and Pipeline Leadership, Oncology Franchise at Merck, Sharp & Dohme (Merck). Earlier in her career, Dr. Reicin was a faculty member at Columbia Medical School, and a physician and researcher at Columbia Presbyterian Hospital. She has a degree in biochemistry from Barnard College of Columbia University. She received her Medical Degree from Harvard Medical School, where she was enrolled in the Health Sciences and Technology program with MIT (Massachusetts Institute of Technology).

Dr. Reicin will report directly to Mark J. Alles, Chairman and Chief Executive Officer, and serve on Celgene’s Executive Committee.

In connection with her appointment, the Company entered into an offer letter agreement with Dr. Reicin (the “Offer Letter”), providing for the terms of her employment, including annual base salary of $760,000, participation in the Company’s Management Incentive Plan with a target bonus of 80% of eligible base salary (with a potential maximum payout of 200% of target and, for 2018, a guaranteed bonus equal to the full target amount), a grant of options to be determined on the grant date by dividing the value of such grant ($1.0 million) by the applicable Black-Scholes value per stock option, and restricted stock units determined on the date of grant by dividing the value of such grant ($2.7 million) by the closing stock price of the Company’s common stock on the date of grant. The stock options will vest in equal annual installments over four years and the RSUs will vest in three equal installments over a three-year period from the date of grant. In addition, Dr. Reicin will receive a target number of performance stock units determined on the grant date by dividing the value of such grant ($1.0 million) by the closing stock price of the Company’s common stock on the date of grant (with 32.5% apportioned to the 2017-2019 Long Term Incentive Plan (LTIP) performance period and 67.5% apportioned to the 2018-2020 LTIP performance period).

Under the Offer Letter, Dr. Reicin will also receive a one-time payment as a signing bonus of $400,000 payable within 30 days of the start of employment. If her employment is terminated by the Company other than for cause or by Dr. Reicin for “good reason”, Dr. Reicin is entitled to a severance payment equal to the sum of her annual base salary and target bonus, plus the continuation of medical and dental benefits at active-employee rates, less applicable taxes, for twelve months. In the event (i) a change in control occurs and (ii) Dr. Reicin’s position is eliminated, her duties/responsibilities/compensation are significantly reduced or her primary place of work is relocated by more than 50 miles within two years of the change in control, Dr. Reicin will receive the same termination benefits described above, plus accelerated vesting of her unvested stock options and RSUs. Dr. Reicin will also be eligible to participate in the Company’s annual equity award program and its Deferred Compensation Plan. The foregoing description of the terms of the Offer Letter is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits

10.1	Offer Letter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: November 2, 2018	By:	/s/ David V. Elkins
David V. Elkins
Executive Vice President
Chief Financial Officer
(principal financial and accounting officer)

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